Exhibit 10.7

EXECUTION COPY

BTIG, LLC
65 E 55th Street
New York, New York, 10022

September 26, 2022

Malacca Straits Acquisition Company Limited
Unit 601-2, St. George’s Building
2 Ice House Street
Central, Hong Kong
Attn: Gordon Lo, Chief Executive Officer

Re:	Amendment to Underwriting Agreement

Ladies and Gentlemen:

Reference is hereby made to that certain Underwriting Agreement, dated as of July 14, 2020 (the “Underwriting Agreement”), by and between Malacca Straits Acquisition Company Limited, a Cayman Islands exempted company (the “Company”) and BTIG, LLC, a representative of the several underwriters thereunder (the “Representative”). Capitalized terms used but not defined in this letter agreement (this “Letter”) shall have the meanings given to such terms in the Underwriting Agreement.

On or about the date hereof, the Company is entering into an Agreement and Plan of Merger (as it may be amended, the “Merger Agreement”) with Indiev, Inc, a California corporation (the “Target”), and certain other parties named therein, pursuant to which Merger Agreement, subject to the terms and conditions thereof, among other matters, upon the consummation of the transactions contemplated thereby, the Company will consummate its initial Business Combination with the Target (the “Target Transaction”).

In contemplation of the Target Transaction, the Company and the Representative hereby agree to amend the Underwriting Agreement as follows, in the case of Paragraphs 1 and 2 hereof, effective and conditioned upon the consummation of the Target Transaction and, in the case of Paragraph 3 hereof, effective as of the date hereof (but only with respect to the Target Transaction, and in the event of the termination of the Merger Agreement in accordance with its terms and the abandonment of negotiations with the Target and its subsidiaries, the amendment set forth in Paragraph 3 hereof shall no longer apply):

1. Section 1.3 of the Underwriting Agreement is hereby deleted in its entirety and replaced with the following:

“1.3 Deferred Underwriting Commission. The Representative agrees that an aggregate amount equal to One Million Five Hundred Thousand U.S. Dollars ($1,500,000) (collectively, the “Cash Deferred Underwriting Commission”) will be deposited and held in the Trust Account and payable directly from the Trust Account, without accrued interest, to the Representative for its own account upon consummation of the Company’s initial Business Combination. In addition, upon the consummation of the Company’s initial Business Combination, the Company (or, if applicable, the successor public company in such Business Combination (the “Successor”)) will issue to the Representative 200,000 Class A Ordinary Shares of the Company (or equivalent publicly traded common or ordinary shares of the Successor), subject to equitable adjustment for stock splits, stock dividends, combinations, recapitalizations and the like after the date hereof, including to account for any equity securities into which such shares are exchanged or converted (the “Representative Shares” and, together with the Cash Deferred Underwriting Commission, the “Deferred Underwriting Commission”). Upon the issuance of the Representative Shares, the Company will, and will cause the Sponsor to, add the Representative as a “Holder” party to the Registration Rights Agreement, dated as of July 14, 2020 (as amended, the “Registration Rights Agreement”) with respect to the Representative Shares, which will become “Registrable Securities” thereunder. In the event that the Company is unable to consummate a Business Combination and CST&T, as the trustee of the Trust Account (in this context, the “Trustee”), commences liquidation of the Trust Account as provided in the Trust Agreement, the Representative agrees that: (i) the Representative shall forfeit any rights or claims to the Deferred Underwriting Commission; and (ii) the Cash Deferred Underwriting Commission, together with all other amounts on deposit in the Trust Account, shall be distributed on a pro-rata basis among the Public Shareholders.”

The Company and the Representative agree that any reference in the Underwriting Agreement to the amount or type of consideration owed for the Deferred Underwriting Commission that is inconsistent with the provisions of Section 1.3, as amended by this Paragraph 1, shall be deemed amended, effective as of the date of this Letter, to be consistent with the provisions of Section 1.3, as amended by this Paragraph 1.

2. Section 3.15 of the Underwriting Agreement is hereby deleted in its entirety and replaced with the following:

“3.15 Payment of Deferred Underwriting Commission on Business Combination. Upon the consummation of the Company’s initial Business Combination, the Company agrees that it will cause the Trustee to pay the Cash Deferred Underwriting Commission directly from the Trust Account to the Representative, cause the Representative Shares to be issued and cause the Representative to be added to the Registration Rights Agreement, each in accordance with Section 1.3.”

3. The following new Sections 3.32 and 3.33 are hereby added to the Underwriting Agreement:

“3.32 IndiEV Business Combination Securities Disclosure Documents. The Company agrees that at the time of the applicable offer, issuance or distribution of any securities by any person in connection with the consummation of a Business Combination between the Company and Indiev, Inc, a California corporation (“IndiEV” and such Business Combination, the “IndiEV Business Combination”, and such securities, the “IndiEV Business Combination Securities”), no registration statement, preliminary or final prospectus, proxy statement, tender offer document or offering memorandum, including, without limitation, any document incorporated by reference into any of the foregoing, or any amendment or supplement to any of the foregoing, filed with or furnished to the Commission in connection with the IndiEV Business Combination but excluding any filing under Rule 425 of the Securities Act or Rule 14a-12 of the Exchange Act (each a “IndiEV Business Combination Securities Disclosure Document”), in each case relating to such offer, issuance or distribution, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading. The Company agrees that it will provide to the Representative notice of each material filing under Rule 425 of the Securities Act or Rule 14a-12 of the Exchange and each other form of material public communication about the IndiEV Business Combination reasonably in advance of such filing or public communication. The Company further covenants that any projections provided by it to the Underwriters or prepared by the Company and contained in any IndiEV Business Combination Securities Disclosure Document will have been, to the knowledge of the Company, prepared by IndiEv in good faith and based upon assumptions which, in light of the circumstances under which they are made, are reasonable.

3.33 Obligations in Connection with IndiEV Business Combination. If the Underwriters may be deemed to be underwriters of any IndiEV Business Combination Securities, either pursuant to the proposed rules issued by the Commission on March 30, 2022 relating to certain aspects of initial public offerings by special purpose acquisition companies and their subsequent business combinations or otherwise, if requested by the Representative, the following shall apply:

3.33.1 The Company will furnish or arrange to have furnished to the Representative all information in the Company’s control concerning the Company, IndiEV and its business, any entity that succeeds the Company as a public company in connection with the IndiEV Business Combination, or any direct or indirect parent or subsidiary of any of them (any such issuer or co-issuer, a “Registrant”) and the proposed IndiEV Business Combination that the Representative reasonably requests and will provide the Representative with reasonable access to the officers, directors, employees, affiliates, appraisers, independent accountants, financial advisors, legal counsel and other agents, consultants and advisors and properties of the Company, and use its reasonable best efforts to provide the same with respect to the other Registrants, in each case, as reasonably requested by the Representative. The Company shall use its reasonable best efforts, as reasonably requested by the Representative, to ensure that each Registrant and each Registrant’s representatives reasonably cooperate with the reasonable requests by the Representative for such information and access.

3.33.2 The Company agrees to notify the Representative with respect to, and will use its reasonable best efforts to permit the Representative, at its request, to participate in, all diligence sessions with any Registrant or its representatives and all drafting sessions in respect of any IndiEV Business Combination Securities Disclosure Document, in each case, after the execution of the definitive agreement for the IndiEV Business Combination (the “IndiEV BCA”).

3.33.3 The Company shall provide drafts of all IndiEV Business Combination Securities Disclosure Documents to the Representative and its legal counsel reasonably in advance of the filing by the Company (or, if such filing is to be made by a Registrant other than the Company, any filing which is required to be approved by the Company) of any IndiEV Business Combination Securities Disclosure Document with the Commission or the circulation by the Company after the execution of the IndiEV BCA of any IndiEV Business Combination Securities Disclosure Document to any prospective investor, sufficient to allow the Representative and its legal counsel to request changes reasonably determined by them to be reasonably necessary to such IndiEV Business Combination Securities Disclosure Document before its filing or circulation. The Company shall not permit the filing with or furnishing by the Company to the Commission of any IndiEV Business Combination Securities Disclosure Documents relating to the issuance of IndiEV Business Combination Securities without the prior written consent of the Representative, which consent shall not unreasonably be withheld, delayed or conditioned.

3.33.4 Notwithstanding any provision to the contrary herein, the Company agrees (i) that the Representative shall have the right to retain counsel and other consultants and experts as it may deem necessary or desirable; (ii) that it shall use its reasonable best efforts to ensure that each counsel to the Company and IndiEV provide customary negative assurance letters to the Underwriters on such dates and as reasonably requested by the Representative in form and substance reasonably satisfactory to the Representative (provided, that (A) each counsel shall only be required to provide assurances with respect to information provided by or on behalf of its client, (B) that no assurances will be provided with respect to projections or the background of the business combination information contained in the IndiEV Business Combination Securities Disclosure Documents and (C) the Representative’s counsel will also provide a similar negative assurance letter); (iii) that it shall use its reasonable best efforts to ensure that each accounting firm or firms that were retained by the Company or by a Registrant other than the Company and that have audited any financial statements set forth in any IndiEV Business Combination Securities Disclosure Document provide “comfort letters” to the Underwriters pursuant to AU 634 of the Public Company Accounting Oversight Board as of such dates and as reasonably requested by the Representative; (iv) that the Representative shall have the right to require that the Company provide (and, with respect to Registrants other than the Company, the Company shall use its reasonable best efforts to ensure that each such Registrants provide) such other certificates as the Representative may reasonably request; and (v) that the Representative shall have the right to require that the Company take (and, with respect to Registrants other than the Company, the Company shall use its reasonable best efforts to ensure that each such Registrant take) any other actions reasonably requested by the Representative.

3.33.5 The Company agrees that under the provisions set forth in Section 5, the Company will indemnify and hold harmless each of the Underwriters and their affiliates, and each of their respective directors, officers, agents, partners, members and employees and each person, if any, who controls within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act any Underwriter (collectively, the “Indemnified Parties”) against any and all loss, liability, claim, damage and expense whatsoever as incurred to which they or any of them may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the IndiEV Business Combination Securities Disclosure Documents or the omission or alleged omission from the IndiEV Business Combination Securities Disclosure Documents of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Indemnified Party for any and all expenses (including the fees and disbursements of counsel chosen by the Underwriters) as such expenses are incurred in connection with investigating, defending, settling, compromising or paying any such loss, claim damage, liability, expense or action, whether or not any such person is a party to any such claim or action and including any and all reasonable legal and other expenses incurred in giving testimony or furnishing documents in response to a subpoena or otherwise. The obligations set forth in this Section 3.33.5 shall survive the IndiEV Business Combination and any termination of this Agreement. For the avoidance of doubt, this Section 3.33.5 is supplemental to Section 5, but shall be subject to the same limitations and provisions set forth in Section 5.

3.33.6 Prior to the consummation of the IndiEV Business Combination, if the Company is not to be the continuing public company upon the consummation thereof, the Company shall use its reasonable best efforts to ensure that the continuing public company upon the consummation of the IndiEV Business Combination agrees to execute and deliver to the Underwriters a joinder agreement, in form and substance reasonably satisfactory to the Representative, pursuant to which it shall join this Agreement as a signatory and a party and thus to be subject to all of the terms and conditions of this Agreement.

3.33.7 The Company acknowledges and agrees that nothing in this Section 3.33 shall be interpreted to obligate the Underwriters to take any action, or to refrain from taking any action, in connection with the IndiEV Business Combination and any such actions will be undertaken by each Underwriter, in respect of itself, in its sole discretion and only pursuant to a separate, definitive written agreement between such Underwriter and the Company or another Registrant.”

The terms of this Letter shall be interpreted, enforced, governed by and construed in a manner consistent with the provisions of the Underwriting Agreement. Except as expressly provided in this Letter, all of the terms and provisions in the Underwriting Agreement are and shall remain in full force and effect, on the terms and subject to the conditions set forth therein. This Letter does not constitute, directly or by implication, an amendment, modification or waiver of any provision of the Underwriting Agreement, or any other right, remedy, power or privilege of any party to the Underwriting Agreement, except as expressly set forth herein. Any reference to the Underwriting Agreement in the Underwriting Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Underwriting Agreement, as amended or modified by this Letter (or as the Underwriting Agreement may be further amended or modified after the date hereof in accordance with the terms thereof).

Please acknowledge your agreement and acceptance to the foregoing by signing below and returning it to the undersigned at your earliest convenience.

Very truly yours,

BTIG, LLC

By:	/s/ Matt Clark
Name:	Matt Clark
Title:	COO

Accepted and agreed as of September 26, 2022:

MALACCA STRAITS ACQUISITION COMPANY LIMITED

By:	/s/ Gordon Lo
Name:	Gordon Lo
Title:	Chief Executive Officer and President

{Signature Page to Amendment to Underwriting Agreement}

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